UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 14, 2006

ACT Teleconferencing, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	000-27560	84-1132665
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1526 Cole Boulevard, Suite 300, Golden, Colorado 80401

(Address of Principal Executive Offices)     (Zip Code)

Registrant’s telephone number, including area code: (303) 233-3500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

(a) On December 14, 2006, our shareholders at our annual shareholders meeting approved amendments to our amended Restated Articles of Incorporation to change the conversion terms of the Series AA Convertible Preferred Stock and to align with current Colorado law the shareholder voting requirements relating to our common stock necessary to amend our articles of incorporation in effect from time to time and to take certain other actions. On December 15, 2006, we filed with the Colorado Secretary of State Amended and Restated Articles of Incorporation to give effect to the foregoing shareholder approved amendments. Descriptions of the amendments and the purposes therefor are included under “Proposal 4” and “Proposal 5” on pages 17 through 20 of our definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 3, 2006, which descriptions are incorporated herein by reference. The full text of the amendments is included in Appendix A of our definitive proxy statement under the captions “Proposal 4: Proposed Amendment to Change the Series AA Convertible Preferred Stock Conversion Rights” and “Proposal 5: Proposed Amendment to Align with current Colorado law the shareholder voting requirements necessary to take certain actions”, which text is incorporated herein by reference. The foregoing and the summary descriptions of the amendments incorporated herein by reference are qualified in their entirety by reference to the specific text of the amendments included in the portions of Appendix A to the definitive proxy statement incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) On December 14, 2006, our shareholders at our annual shareholders meeting approved an amendment to our amended 2004 Equity Incentive Plan to increase to 7,500,000 the number of shares authorized for issuance thereunder. Our board of directors, upon the recommendation of its compensation committee, also approved an amendment to the amended 2004 Equity Incentive Plan to increase the annual limits on the number of shares or other grants that may be issued to our Chief Executive Officer and next four most highly compensated executive officers whose annual compensation exceeds $100,000 per year to no more than 3,000,000 shares or other awards. The amendments are a continuing part of our restructuring following our change of control that occurred at the end of 2005 and beginning of 2006. The annual limit increase also enabled us to issue in one grant to our new Chief Financial Officer the stock options to acquire up to 3,000,000 shares of our common stock that we agreed to issue to him to motivate him to accept our employment offer. The exercise price for such options is $0.20 per share. Following the approvals of the foregoing amendments, we also issued the stock options to each of Messrs. Warren, Kelly, and Knopp that we were required to issue to them under their previously disclosed employment arrangements with us. The exercise price for each of their option grants is $0.46 per share.

Also on December 14, 2006, we, upon approval of our board of directors and its compensation committee, paid $30,500 to Mr. Warren, our President and Chief Executive Officer, representing a portion of his earned 2006 targeted annual bonus, which was based on objectives previously established by our board of directors and compensation committee. The remaining portion of any earned bonus determined by reference to the pre-established performance objectives for 2006 will be paid in 2007 after we complete our review of our completed 2006 financial results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACT TELECONFERENCING, INC.

Date: December 19, 2006	By:	/s/ Rick Fresia
	Name: Title:	Rick Fresia Chief Financial Officer